                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K/A of our report dated May 11, 1998 covering the combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997, and the incorporation by reference into Tyco International Ltd.'s previously filed Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333 and 333-50855) and on Form S-8 (File Nos.
33-38249, 33-26970 and 333-03975).




                                         ARTHUR ANDERSEN LLP




Roseland, New Jersey
May 11, 1998